EXHIBIT 32.1

               Written Statement of the Chief Executive Officer
                      Pursuant to 18 U.S.C. Section 1350

 Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Executive Officer of Jack Henry & Associates, Inc. (the "Company"), hereby certify that the Quarterly Report on Form 10-Q of the Company for the three and six-months ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



 Dated:  February 5, 2004
                                       */s/ Michael E. Henry
                                       ------------------------------------
                                       Michael E. Henry
                                       Chief Executive Officer


 * A signed original of this written statement required by Section 906 has been provided to Jack Henry & Associates, Inc. and will be retained by Jack Henry & Associates, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.